EXHIBIT (a)(1)(E)

OFFER TO PURCHASE FOR CASH

BY

GOOD TIMES RESTAURANTS INC.

OF UP TO 1,413,000 OF ITS OUTSTANDING COMMON SHARES

AT A PURCHASE PRICE OF $4.60 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 2021, UNLESS THE TENDER OFFER IS EXTENDED.

August 13, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 13, 2021, and the related Letter of Transmittal, in connection with the tender offer by Good Times Restaurants Inc., a Nevada corporation (the “Company”), to purchase up to 1,413,000 shares of its common stock, par value $0.001 per share, at a purchase price of  $4.60 per share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer. Unless the context otherwise requires, all references to shares shall refer to the shares of common stock, par value $0.001 per share, of the Company.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions thereof. Shares tendered but not purchased pursuant to the tender offer will be returned at the Company’s expense promptly after the expiration date. The Company reserves the right, in its sole discretion, to increase or decrease the number of shares sought in the tender offer, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company may increase the number of shares accepted for payment in the tender offer by no more than 2% of the outstanding shares without extending the tender offer.

If the terms and conditions of the Offer have been satisfied or waived and a total of 1,413,000 or fewer shares, or such greater number of shares as we may elect to purchase, subject to applicable law (the “Maximum Purchase Amount”), are validly tendered and not validly withdrawn prior to the Expiration Time of the Offer, we will purchase all shares validly tendered and not validly withdrawn.

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If the terms and conditions of the Offer have been satisfied or waived and more than the Maximum Purchase Amount are validly tendered and not validly withdrawn prior to the Expiration Time of the Offer, we will purchase shares in the following order of priority: (i) first, all shares that have been validly tendered (and not validly withdrawn prior to the Expiration Time) by holders of “odd lots” of fewer than 100 shares in the aggregate who comply with all of the odd lot priority requirements set forth in the Offer to Purchase and the Letter of Transmittal; (ii) second, all other tendered shares (other than conditionally tendered shares for which the condition was not satisfied) validly tendered and not validly withdrawn prior to the Expiration Time, on a pro rata basis if necessary, based on the number of shares tendered by each shareholder, with appropriate adjustments to avoid the purchase of fractional shares, until we have purchased the Maximum Purchase Amount; and (iii) third, only if necessary to permit us to purchase the Maximum Purchase Amount, to the extent feasible, from holders who have validly tendered shares (and not withdrawn them prior to the Expiration Time) subject to a conditional tender and for which the condition was not initially satisfied, by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have tendered all of their shares. Therefore, it is possible that the Company will not purchase all of the shares tendered by a shareholder even if such shareholder tenders all of its shares. Shares not purchased because of proration provisions will be returned to the tendering shareholders at the Company’s expense promptly after the Expiration Date.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1. The purchase price in the tender offer is $4.60 per share, in cash, less any applicable withholding taxes and without interest.

2. You should consult with your financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3. The tender offer is not conditioned upon obtaining any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions (as defined in the Offer to Purchase).

4. The tender offer and withdrawal rights with respect to the tender offer will expire at 11:59 p.m., New York City time, on September 10, 2021, unless the tender offer is extended.

5. The tender offer is for 1,413,000 shares, constituting approximately 11% of the Company’s outstanding common stock as of August 9, 2021.

6. Tendering shareholders who tender their shares directly to Broadridge Corporate Issuer Solutions, Inc., the Depositary for the tender offer, will not be obligated to pay any brokerage commissions, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares to the Company pursuant to the tender offer.

7. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

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8. If you wish to condition your tender on all or a minimum number of your shares being purchased by the Company, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form. If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all of your shares of common stock and checked the box so indicating.

9. The Company’s board of directors has approved the tender offer. However, neither the Company, the Company’s officers or board of directors, the Depositary nor the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering any shares. You should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender shares, and, if so, how many shares to tender.

10. The Company’s directors, executive officers and affiliates are entitled to participate in the tender offer on the same basis as all other shareholders; however, the Company does not expect that any of its directors and officers and their affiliates will participate in the tender offer. See Section 11 of the Offer to Purchase.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 2021, UNLESS THE COMPANY EXTENDS THE TENDER OFFER.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the applicable laws of such jurisdiction.

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INSTRUCTION FORM WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

BY

GOOD TIMES RESTAURANTS INC.

OF

UP TO 1,413,000 OF ITS OUTSTANDING COMMON SHARES

AT A PURCHASE PRICE OF $4.60 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 13, 2021, and the related Letter of Transmittal, in connection with the tender offer by Good Times Restaurants Inc., a Nevada corporation (the “Company”), to purchase up to 1,413,000 shares of its common stock, par value $0.001 per share, at a purchase price of  $4.60 per share, in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer. The undersigned agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce its terms against the undersigned.

Number of shares to be tendered by you for the account of the undersigned: _____________ shares*

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS
(See Section 1 of the Offer to Purchase and the Instructions in the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares and that person is tendering all of his, her or its shares. The undersigned (check the box below):

☐   is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered.

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CONDITIONAL TENDER
(See Instructions in the Letter of Transmittal)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased from such shareholder, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate by checking the box below. Unless the minimum number of shares indicated below is purchased by the Company in the tender offer, none of the shares tendered by such shareholder will be purchased. It is the shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the shareholder’s tender will be deemed unconditional.

☐   The minimum number of shares that must be purchased from me, if any are purchased from me, is: _________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐   The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

Signature:

Name(s):
(Please Type or Print)

Tax Identification or Social Security No.:

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

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